EXHIBIT 10.1

CORNELL COMPANIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

(Profitability & Time-Based)

This Award Agreement is made effective as of April 1, 2010 (the “Date of Grant”) by CORNELL COMPANIES, INC. (the “Company”) to                              (the “Participant”).

1.             Grant.

(a)           Shares.  Pursuant to the Company’s 2006 Incentive Plan, as amended and restated (the “Plan”),                                    contingent, profitability and time-based restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), will be issued as hereinafter provided in the Participant’s name.  Such Restricted Shares shall be subject to certain restrictions as hereinafter described pursuant to the Plan and this Award Agreement.  The Restricted Shares will accumulate (but not vest) in accordance with the provisions of Section 2(d) and will vest in accordance with the provisions of Section 2(e).  The exact number of Restricted Shares that will actually accumulate and thereafter vest and be earned by you (if any) is expressly subject to the accumulation and vesting requirements described below.

(b)           Issuance of Shares.  The Restricted Shares will be issued upon acceptance of this Award Agreement by the Participant.  The Restricted Shares may, in the discretion of the Company, be issued in either book entry or certificate form.  During the period the Restricted Shares are subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Restricted Shares and the obligation to forfeit and surrender such Restricted Shares to the Company (the “Forfeiture Restrictions”) any certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any such Retained Distributions (as that term is defined below)), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Award Agreement.  The Participant shall have the right to vote the Restricted Shares awarded to the Participant and to receive and retain all cash dividends with respect to such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of the Common Stock, with respect to such Restricted Shares, with the exception that (a) the Participant shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares or electronic delivery of the such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Participant may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the period in which the Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered (the “Restricted Period”).  Upon issuance of any certificates for the Restricted Shares such certificate shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Award Agreement.  For purposes of this Award Agreement, the term “Retained Distribution” means any securities or other property (other than cash dividends) distributed by the Company in respect of the Restricted Shares during any Restricted Period.  To the extent that all or a portion of the Restricted Shares vest as provided in this Agreement, the Company will distribute such vested Shares to the Participant in a reasonable time period after vesting, which may consist of share certificates or electronic transfer to brokerage accounts required to be established by the Participant and such shares of the Common Stock shall be transferable by the Participant  (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).  The Participant agrees that the Participant may be required to open a brokerage account as directed by the Company for administration of the Participants equity awards from the Company.

(c)           Plan Incorporated.  The Participant acknowledges receipt of a copy of the Plan, and agrees that this grant of the Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any.

2.                                       Restrictions. The Participant hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)           In the event of termination of the Participant’s employment with the Company and all Affiliates as a result of an involuntary termination without Cause (as hereinafter defined) by the Company and such Affiliates, death or disability (each, an “Involuntary Event”), the Participant shall vest (i) in any Restricted Shares accumulated through the date of such event, (ii) if such event occurs following the completion of a calendar year but prior to the time the performance determination is made and finalized for such year, in any Restricted Shares that would otherwise have been accumulated for that fiscal year, and (iii) in a proportionate amount (based on the number of days in the fiscal year to the date such Involuntary Event occurs) of Restricted Shares that would have accumulated in the fiscal year during which the Involuntary Event occurs if positive income is achieved (such vesting in (iii) to occur only if it is determined that positive income is achieved for such year). The Participant shall, for no consideration, forfeit to the Company any remaining Restricted Shares that do not vest as described in the preceding sentence.

(b)           “Cause” shall mean any of the following events:

(i)            the conviction of the Participant or a plea of guilty or of nolo contendere by the Participant, whether or not appeal be taken, of any misdemeanor, or felony crime, involving personal dishonesty, moral turpitude or willfully violent conduct;

(ii)           the commission of any act of theft, fraud, embezzlement or wrongful diversion of funds of the Company or any Affiliate by the Participant, regardless of whether a criminal conviction is pursued or obtained;

(iii)          gross business misconduct by the Participant, provided that this shall not include any negligence, omissions, actions or judgments, if made in good faith by the Participant;

(iv)          the willful violation by the Participant of federal or state securities laws, as determined in good faith by the Company’s Board of Directors;

(v)           the violation of the Company’s policies and procedures, provided such conduct results in substantial harm to the Company or any Affiliate;

(vi)          the material breach by the Participant of his or her fiduciary and loyal duties to the Company or any Affiliate;

(vii)         if the Participant and the Company or any Affiliate have entered into an employment agreement, the material breach by the Participant of any provision of such agreement not fully remedied within twenty (20) days of written notice from Company or such Affiliate.

To the extent that the Participant and the Company or any Affiliate have entered into an employment agreement that requires certain determinations or procedures by the Company, such Affiliate, its Board or Directors or the Participant prior to a finding of cause, then such determinations and/or procedures shall be deemed incorporated into this definition of Cause for so long as such employment agreement is in force.

(c)           Except as may be otherwise provided in the Plan or this Award Agreement, in the event of termination of the Participant’s employment with the Company and all Affiliates prior to April 1, 2013 for any reason other than an Involuntary Event, the Participant shall, for no consideration, forfeit to the Company all Restricted Shares, including any Restricted Shares that may have accumulated prior to the time of termination.

The Committee may, in its discretion and pursuant to the Plan, accelerate the time at which vesting conditions have been achieved with respect to any Restricted Shares that have previously been accumulated under Section 2(d).

(d)           Subject in all respects to this Agreement, the Restricted Shares shall accumulate (but not vest) as follows:  one-third (1/3) of the Restricted Shares shall accumulate for each calendar year of the performance period (eg, 2010, 2011 and 2012) for which the

Company achieves positive net income provided that the Participant remains employed with the Company at the date of determination of performance results as described below, except as otherwise provided in Section 2(a).  Except as otherwise provided in Section 2(a), accumulated Restricted Shares are not earned or vested until three (3) years following the Date of Grant as provided in Section 2(e).

(e)           Determination of Performance Results.  Income shall be calculated and determined by the Company.  The Compensation Committee of the Board of Directors of the Company, in its sole and exclusive discretion, may, within ninety (90) days of the beginning of the applicable performance period (in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended) adjust the calculation of net income for items similar to (but not limited to):

i.      Changes to accounting standards as required by GAAP or Financial Accounting Standard Board (FASB) after the performance goal has been set;

ii.     Unbudgeted capital transactions, including the expenses related to the transaction;

iii.    Any profit or loss attributable to the business operations of any entity acquired by the Company during the year with greater than 5% impact to net income that was unbudgeted.

Any and all adjustments made by the Compensation Committee as set forth above shall be made for each calculation of net income during the performance period.

The Participant expressly agrees that (i) the Company shall, in its sole and absolute discretion, so calculate and determine net income, and (ii) Company’s determination will be conclusive, final and binding.

(f)    Except as otherwise provided in Section 2(a), the Restricted Shares, to the extent accumulated, will vest on April 1, 2013, provided that the Participant remains employed with the Company at April 1, 2013.  Any shares of Restricted Stock that did not accumulate on or prior to April 1, 2013 shall be forfeited and shall revert back to the Company without any payment to you, and you shall not thereafter have any rights with respect to such shares of Restricted Stock.

3.             Transfer Restrictions.  The Restricted Shares granted hereunder are not transferable by the Participant and may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Restricted Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Participant also agrees (a) that the Company may refuse to cause the transfer of the Restricted Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

4.             Taxes.  All distributions under this Award are subject to withholding of all applicable taxes.  Subject to the rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of Restricted Shares that the Participant is otherwise entitled to under the Plan.

5.             Binding.  This Award shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under the Participant.

6.             Defined Terms.  Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Plan shall have the meaning assigned such term in the Plan.

7.             Amendment; Modification.  This Award may be amended by agreement of the Participant and the Company, without the consent of any other person.  The Company shall have the rights of amendment and modification set forth in the Plan.

8.             Governing Law.  This Award shall be governed by, and construed in accordance with the laws of the State of Texas.

9.             Restrictions on Resale.  Other than the restrictions expressly described herein, there are no additional restrictions imposed by the Plan on the resale of vested Restricted Shares acquired under the Plan.  However, under the provisions of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), resales of shares acquired under the Plan by certain officers and directors of the Company who may be deemed to be “affiliates” of the Company must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act.  At the present time, the Company does not have a currently effective registration statement pursuant to which such resales may be made by affiliates.  These restrictions do not apply to persons who are not affiliates of the Company; provided, however, that all employees are subject to the Company’s policies against insider trading, and restrictions on resale may be imposed by the Company from time-to-time as may be necessary under applicable law.

10.           Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Award Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

11.           Section 83(b) Election.  The Participant shall not exercise the election permitted under section 83(b) of the Code with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company.

12.           Legend.  The Participant consents to the placing on the certificate for the Restricted Shares of an appropriate legend restricting resale or other transfer of the Restricted Shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

13.           Effect on Other Benefits.  Income recognized by the Participant as a result of the grant or vesting of the Restricted Shares or dividends on the Restricted Shares will not be included in the formula for calculating benefits under any of the Company’s retirement and disability plans or any other benefit plans of the Company.

14.           Recoupment of Awards. The Company’s Board of Directors adopted a recoupment policy on April 30, 2009 (the “Policy”), that may require an officer of the Company to return incentive compensation if there is a restatement of the financial results and the Board determines that the restatement was due, in whole or in part, to the fraudulent or intentional misconduct of such officer.  Participant acknowledges and agrees that, if Participant is an officer, the Policy applies to this Award Agreement and that any payments or issuances of Common Stock with respect to the Award Agreement may be subject to recoupment pursuant to the terms of the Policy. This Award Agreement shall be deemed to include the restrictions imposed by the Policy.

By signing this Award Agreement, the Participant acknowledges acceptance of the terms and conditions set forth herein and in the Plan.

PARTICIPANT

CORNELL COMPANIES, INC.

By:
Name:	Patrick N. Perrin
Title: Senior Vice President
Chief Administrative Officer